Exhibit 10.5

AMENDED AND RESTATED CARLOTZ, INC. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of CarLotz, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Amended and Restated Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. For the avoidance of doubt, affiliates of TRP Capital partners or Acamar Partners Sponsor I LLC shall be Non-Employee Directors for purposes of this Policy. This Policy amends and restates the director compensation policy that was effective as of January 21, 2021 (the “Closing Date”). This Policy shall be effective on April 7, 2021 and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.

1.            Cash Compensation.

(a)          Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.

(b)          Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers, as applicable to such Non-Employee Director:

(i)           Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(ii)          Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $12,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $6,000 for such service.

(iii)         Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $8,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $4,000 for such service.

(c)          Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.             Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2020 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

(a)         Initial Awards Following Non-Employee Director Election or Appointment. Except as otherwise determined by the Board, each Non-Employee Director who is or has been initially elected or appointed to the Board on or after the Closing Date (the date of such initial election or appointment, such Non-Employee Director’s “Start Date” (which, for the avoidance of doubt, shall be the Closing Date for Non-Employee Directors who were elected pursuant to the vote solicited in the Company’s Form S-4 registration statement)), but not on the date of an Annual Meeting, shall be automatically granted, on such Non-Employee Director’s Start Date, a restricted stock unit award with respect to a number of shares of the Company’s common stock (“Common Stock”) with a grant-date value (based on the volume weighted-average price per share of the Common Stock over the 20 consecutive trading day period ending on such Non-Employee Director’s Start Date (or on the last preceding trading day if such Start Date is not a trading day) (provided, however, for grants made on the Closing Date, the number of shares shall be determined based on the closing price per share of Class A common stock of Acamar Partners Acquisition Corp. on the day immediately prior to the Closing Date ($11.35)) equal to (x) $135,000, multiplied by (y) the Initial Award Applicable Percentage (as defined below), rounded down to the nearest whole share. The “Initial Award Applicable Percentage” shall mean a fraction, the numerator of which is the number of days in the period beginning on the Non-Employee Director’s Start Date and ending on the date of the Company’s next scheduled Annual Meeting (which shall be deemed to be July 1, 2021 in the case of the Company’s first anticipated Annual Meeting), or if such next Annual Meeting (other than the Company’s first Annual Meeting) is not yet scheduled, the one year anniversary from the immediately preceding Annual Meeting occurring after the Closing Date), and the denominator of which is 365. Notwithstanding the foregoing, if a Non-Employee Director’s Start Date occurs on or following the Closing Date but prior to the first date of effectiveness of the Company’s first Form S-8 registration statement with respect to the Equity Plan (the “S-8 Date”), such Non-Employee Director’s Initial Award shall instead be granted on the date immediately following the S-8 Date (but, for the avoidance of doubt, with the number of shares determined as described in this Section 2(a)). The awards described in this Section 2(a) shall be referred to as the “Initial Awards”. For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(b)        Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Closing Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units with respect to a number of shares of Common Stock that has a grant-date value (based on the volume weighted-average price per share of the Common Stock over the 20 consecutive trading day period ending on the date of such Annual Meeting (or on the last preceding trading day if the date of the Annual Meeting is not a trading day) equal to $135,000, rounded down to the nearest whole share. The awards described in this Section 2(b) shall be referred to as the “Annual Awards”. For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election and shall not receive any Initial Award on the date of such Annual Meeting as well.

(c)         Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company but who remain on the Board after such termination from employment will not receive an Initial Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(d)         Vesting of Awards Granted to Non-Employee Directors. Each Initial Award and Annual Award shall vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Initial Award or Annual Award, as applicable, that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter and any such unvested portion shall be terminated as of the date of such termination of service without any consideration therefor. All of a Non-Employee Director’s Initial Awards and Annual Awards, as applicable, shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time, subject to such Non-Employee Director’s continued service on the Board immediately prior to the occurrence of such Change in Control.